NL INDUSTRIES, INC.                Contact:   Gregory M. Swalwell
Three Lincoln Centre                          Vice President,  Finance and Chief
5430 LBJ Freeway, Suite 1700                      Financial Officer
Dallas, Texas  75240-2697                     (972) 233-1700
--------------------------------------------------------------------------------
PRESS RELEASE
--------------------------------------------------------------------------------
[LOGO GOES HERE]


FOR IMMEDIATE RELEASE



              NL INDUSTRIES, INC. ANNOUNCES CASH QUARTERLY DIVIDEND


     DALLAS, TEXAS - August 25, 2006 - NL Industries, Inc. (NYSE: NL) announced today that its board of directors has declared a regular quarterly dividend of twelve and one-half cents ($0.125) per share on its common stock to be paid in cash. The dividend is payable on September 28, 2006 to shareholders of record at the close of business on September 13, 2006.

     NL Industries, Inc. is engaged in the component products (security products, furniture components and performance marine components), titanium dioxide pigments and other businesses.

                                    * * * * *